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                                                                    Exhibit 99.3


                                  PRESS RELEASE


Contacts:

John P. Leighton                                       Michael T. Dorsey
Chairman & CEO                                         EVP & General Counsel
201-459-9500                                           800-888-8118


                               FOR IMMEDIATE RELEASE            October 20, 2003

                CROWN TO CHANGE ITS PUBLICLY TRADED STOCK SYMBOL
                   EFFECTIVE TODAY CROWN'S SYMBOL WILL BE CFGI

     Jersey City, NJ, October 20, 2003: Crown Financial Group, Inc. (formerly M.H. Meyerson & Co., Inc., Nasdaq-SCM: MHMY-News) today announced that it has changed its publicly traded symbol to CFGI from MHMY.

     At its Annual Meeting of Shareholders held on October 16, 2003 the Company received shareholder approval of its recent name change to Crown Financial Group, Inc., and as a result, will change the symbol for its publicly traded common stock to CFGI as of the opening of trading on Monday, October 20, 2003.

     Crown Financial Group, Inc. is an international financial services firm, with five separate divisions: Wholesale Market Making including Foreign Trading Desk, Correspondent Services, Fixed Income Services, Institutional Sales, and Investment Banking. Crown currently makes markets in over 6,800 Nasdaq and non-Nasdaq OTC securities and has particular expertise trading Nasdaq SmallCap and OTC Bulletin Board securities.

     Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.